SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2002

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street,
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices)
(Zip Code)

(828) 496-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits:

99.1	Press Release dated December 18, 2002

99.2	Merger Agreement dated as of December 18, 2002 between Bank of Granite Corporation and First Commerce Corporation

99.3	Bank of Granite Corporation Investor Presentation slides, dated December 18, 2002

Item 9.    Regulation FD Disclosure.

     On December 18, 2002, Bank of Granite Corporation announced its signing of a definitive merger agreement providing for the merger of First Commerce Corporation, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and Bank of Granite Corporation, with Bank of Granite Corporation surviving the merger. The announcement is contained in a press release attached hereto as Exhibit 99.1. Also attached as an exhibit to this Form 8-K is the definitive merger agreement (Exhibit 99.2) and Bank of Granite Corporation investor presentation slides relating to the parties entering into the merger agreement (Exhibit 99.3).

     Note: The information contained in this Report on Form 8-K (including the Exhibits) is furnished pursuant to Item 9 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2002

BANK OF GRANITE CORPORATION

	By:	/s/ Kirby A. Tyndall Kirby A. Tyndall Senior Vice President and Chief Financial Officer